Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

RENEW ENERGY GLOBAL PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)
Equity	Class A Ordinary Shares, par value $0.0001 per share	457(c), 457(f)(1)	21,969,843(2)	$4.97(3)	$109,190,119.71(3)	0.00014760	$16,116.46
Equity	Class A Ordinary Shares, par value $0.0001 per share	457(c), 457(f)(1)	1,000,000(4)	$4.97(5)	$4,970,000(5)	0.00014760	$733.57
Total Offering Amounts							$16,850.03
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$16,850.03
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional Class A Ordinary Shares, par value $0.0001 per share (the “Shares”) of ReNew Energy Global Plc (the “Company”), that may be issued to adjust the number of Shares issued pursuant to the Company’s 2021 Incentive Award Plan (the “2021 Incentive Plan”) and the Company’s Non-Employee 2021 Incentive Award Plan (the “Non-Employee 2021 Incentive Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of Shares of the Registrant.

(2)	Represents 21,969,843 Shares reserved for issuance under the 2021 Incentive Plan.
(3)

Pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 21,969,843 Shares and (ii) $4.97, the average of the high and low trading prices of the Shares on Nasdaq on October 3, 2023 (within five business days prior to the date of this registration statement).

(4)	Represents 1,000,000 Shares reserved for issuance under the Non-Employee 2021 Incentive Plan.
(5)

Pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is calculated as the product of (i) 1,000,000 Shares and (ii) $4.97, the average of the high and low trading prices of the Shares on Nasdaq on October 3, 2023 (within five business days prior to the date of this registration statement).

(6)	Calculated pursuant to Rule 457 of the Securities Act, solely for purposes of calculating the registration fee.